                               POWER OF ATTORNEY


         We, the undersigned Trustees of HSBC Funds Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), do hereby constitute and appoint William B. Blundin, Ann E. Bergin, William J. Tomko, Mark E. Nagle, Steven R. Howard, Martin R. Dean, Robert L. Tuch, and Alaina V. Metz, and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable:

                (i) to enable the Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933 of shares of beneficial interest of the Trust to be offered by the Trust,

                (ii) to enable the Trust to comply with the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Trust under the Investment Company Act of 1940, as amended, and

                (iii) to enable the Trust to comply with state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Trust and with the registration under state securities laws of the shares of beneficial interest of the Trust to be offered by the Trust, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the name of such Trustee in his behalf as such Trustee as indicated below, to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933 and such Investment Company Act of 1940, and to execute any instruments or documents filed or to be filed as part of or in connection with such registration statement or statements; and to execute any instruments or documents filed or to be filed as part of or in connection with compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned place their hands this 7th day March, 1996.



                                         /s/  William B. Blundin
                                         ---------------------------------------
                                                     William B. Blundin


                                         ---------------------------------------
                                                       Wolfe J. Frankl


                                         ---------------------------------------
                                                      William L. Kufta


                                         ---------------------------------------
                                                     Harald Paumgarten


                                         ---------------------------------------
                                                       John P. Pfann


                                         --------------------------------------
                                                     Robert A. Robinson

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